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PRESS RELEASE

First Community Bancorp
(NASDAQ: FCBP)

Contact:	Matthew P. Wagner President and Chief Executive Officer 120 Wilshire Boulevard Santa Monica, CA 90401	Lynn M. Hopkins Executive Vice President and Chief Financial Officer 275 North Brea Boulevard Brea, CA 92821
Phone:	310-458-1521 × 271	714-674-5330
Fax:	310-451-4555	714-674-5377
FOR IMMEDIATE RELEASE	JANUARY 29, 2003

FIRST COMMUNITY BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER OF 2002

        Rancho Santa Fe, California. .. First Community Bancorp (Nasdaq: FCBP) today announced consolidated operating income (net income before intangible amortization expense, net of applicable taxes) for the three months ended December 31, 2002 of $6,809,000, or $0.43 per diluted share. This compares with consolidated operating income of $1,394,000 or $0.25 per diluted share, for the three months ended December 31, 2001, an increase of approximately 72%.

        Consolidated net income for the three months ended December 31, 2002 was $6,408,000, or $0.41 per diluted share. This compares with consolidated net income of $1,394,000 or $0.25 per diluted share, for the three months ended December 31, 2001. Based on net income for the fourth quarter of 2002, the Company's return on average assets was 1.16% and the efficiency ratio was 65.6% which compares favorably to a return on average assets of 0.71% and an efficiency ratio of 76.1% for the same period in 2001.

        Consolidated operating income (net income before intangible amortization expense, net of applicable taxes) for the year ended December 31, 2002 was $17,648,000, or $1.65 per diluted share. For the year ended December 31, 2001 the Company reported consolidated operating income of $6,317,000 or $1.27 per diluted share, representing growth of approximately 30%. Based on operating income for the year ended December 31, 2002, the Company's return on average assets was 1.19% and resulted in an efficiency ratio of 64.4%. This compares to a return on average assets of 0.95% and an efficiency ratio of 69.4% based on operating income for the year ended December 31, 2001.

        Consolidated net income for the year ended December 31, 2002 was $16,912,000, or $1.58 per diluted share. This compares with net income of $6,110,000 or $1.23 per diluted share, for the year ended December 31, 2001, representing growth of approximately 28%. Net income for the year ended December 31, 2002 resulted in a return on average assets of 1.14% compared to 0.92% for the prior year and an efficiency ratio of 65.9% for 2002 compared to 70.0% for 2001.

        Matt Wagner, President and Chief Executive Officer stated: "We had a productive fourth quarter and are pleased to end the year on a high note, having grown operating earnings per share for the year by roughly 30%, and having continued to demonstrate our ability to effectively acquire and integrate banks. We were able to end the year with a solid loan-to-deposit ratio, and we took advantage of the interest-rate environment to lower our average cost of deposits and achieve a net interest margin of 5.38% for the fourth quarter. The fourth quarter involved focusing efforts around our core businesses and integrating the acquisitions completed in the third quarter of Upland Bank, Marathon Bancorp and First National Bank. As a result of and in addition to these internal efforts, we:

  •
  Successfully converted Marathon to the Company's operating platform;

  •
  Completed the acquisition of Bank of Coronado, a $109 million asset bank, which closed as scheduled on January 9, 2003;

  •
  Successfully concluded the sale of substantially all of the loans in the indirect auto loan portfolio. Although the loans were sold at a discount resulting in a loss of $703,000, the sale frees up resources for our Company's lending focus in commercial and real estate markets;

  •
  Averaged a net interest margin of 5.41% for the year despite the 50 basis point downward movement in rates in November 2002, an increase of 8 basis points over the average net interest margin for the year ended December 31, 2001;

  •
  Achieved a cost of deposits of 0.81% for the fourth quarter of 2002;

  •
  Achieved an average loan-to-deposit ratio of 85.0% during the fourth quarter of 2002, an increase of over 10% since the first quarter of 2002;

  •
  Sold smaller odd-lot securities and other securities which met certain interest rate characteristics to generally reposition the securities portfolio to shorter duration vehicles;

  •
  Improved the Company's operating efficiency ratio to 63.4% for the fourth quarter of 2002 compared to 76.1% for the fourth quarter if 2001 and 71.7% for the first quarter of 2002 as a result of operating efficiencies realized through the consolidation of back office operations."

        During the fourth quarter 2002, nonaccrual loans remained relatively flat and totaled $10.2 million at December 31, 2002 while nonperforming assets decreased $1.7 million to $13.3 million, or 0.93% of gross loans and OREO. Nonperforming assets declined due mainly to other real estate owned sales of $1.3 million, with related gains of approximately $125,000, and other real estate owned writedowns of $330,000. The ratio of nonaccrual loans to loans, net of deferred fees and costs, was 0.72% as of December 31, 2002, which is slightly higher than the September 30, 2002 ratio of 0.68% due primarily to the decline in loans resulting from the indirect auto loan sale.

        During the year ended December 31, 2002 annualized net charge-offs (normalized) as a percentage of average loans decreased to 0.10% from 0.37% for the year ended December 31, 2001. The allowance for loan losses totaled $24.3 million at December 31, 2002 and represents 1.71% of loans, net of deferred fees and costs, and 237.8% of nonaccrual loans as of that date.

Description of First Community

        First Community Bancorp is approximately a $2.1 billion bank holding company with two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank. First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses through 35 full-service community banking branches. Pacific Western has 18 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties and First National Bank, formerly Rancho Santa Fe National Bank, has 17 branches across Imperial and San Diego Counties.

Forward Looking Statements

        This press release with respect to First Community Bancorp contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that expected cost savings cannot be fully realized or realized within the expected time frame; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the cost of integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; changes in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market area in which First Community does business, are less favorable than expected; legislation or regulatory requirements or changes adversely affect First Community's business; changes that may occur in the securities markets; and other risks that are described in First Community's Securities and Exchange Commission filings. If any of these uncertainties materializes or any of these assumptions proves incorrect, First Community's results could differ materially from First Community's expectations as set forth in these statements. First Community assumes no obligation and does not intend to update such forward-looking statements.

        Investors and security holders are urged to read First Community Bancorp's annual report on Form 10-K for the year ended December 31, 2002 (when it becomes available) and other documents filed by the Company with the Securities and Exchange Commission. The documents filed by First Community with the Commission may be obtained at the Commission's website at http://www.sec.gov. These documents may also be obtained free of charge from First Community by directing a request to: First Community Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821. Attention: Investor Relations. Telephone 714-671-6800.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2002	December 31, 2001
	(In thousands, except per share data)
Assets:
Cash and due from banks	$97,666	$68,513
Federal funds sold	26,700	36,190

Total cash and cash equivalents	124,366	104,703
Interest-bearing deposits in financial institutions	6,135	190
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	6,991	2,137
Securities held to maturity	6,684	9,681
Securities available-for-sale	307,089	116,775

Total securities	320,764	128,593
Gross loans	1,429,328	502,090
Deferred fees and costs	(4,932)	(350)

Loans, net of deferred fees and costs	1,424,396	501,740
Allowance for loan losses	(24,294)	(11,209)

Net loans	1,400,102	490,531
Premises and equipment	13,397	5,914
Other real estate owned, net	3,117	3,075
Goodwill and core deposit intangible	188,050	9,793
Other assets	59,946	27,418

Total Assets	$2,115,877	$770,217
Liabilities and Shareholders' Equity:
Liabilities:
Noninterest-bearing deposits	$657,443	$275,616
Interest-bearing deposits	1,081,178	401,551

Total deposits	1,738,621	677,167
Accrued interest payable and other liabilities	21,741	8,651
Short-term borrowings	1,223	431
Convertible debt	—	671
Trust preferred securities	38,000	28,000

Total Liabilities	1,799,585	714,920
Shareholders' Equity:
Common stock	291,803	43,137
Retained earnings	23,039	11,852
Accumulated other comprehensive income:
Unrealized gains on securities available-for-sale, net	1,450	308

Total Shareholders' Equity	316,292	55,297

Total Liabilities and Shareholders' Equity	$2,115,877	$770,217

Shares outstanding	15,297.0	5,277.4
Book value per share	$20.68	$10.48

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	3 Months Ended December 31,		12 Months Ended December 31,
	2002	2001	2002	2001
	(In thousands, except per share data)
Interest income:
Interest and fees on loans	$27,360	$8,347	$74,617	$33,052
Interest on interest-bearing deposits in financial Institutions	82	—	116	14
Interest on investment securities	2,173	1,846	8,239	6,335
Interest on federal funds sold	257	458	931	3,713

Total interest income	29,872	10,651	83,903	43,114
Interest expense:
Interest expense on deposits	3,636	2,340	11,463	9,860
Interest expense on short-term borrowings	23	81	148	383
Interest expense on convertible debt	—	11	23	46
Interest expense on trust preferred securities	677	310	2,455	962

Total interest expense	4,336	2,742	14,089	11,251

Net interest income:	25,536	7,909	69,814	31,863
Provision for loan losses	—	—	—	639

Net interest income after provision for loan losses	25,536	7,909	69,814	31,224
Noninterest income:
Service charges and fees on deposit accounts	2,190	875	6,080	2,560
Merchant discount fees	255	78	557	327
Other commissions and fees	1,171	464	2,150	1,367
Gain (loss) on sale of loans	(578)	145	(315)	444
Gain on sale of securities	1,608	—	1,608	—
Other income	598	199	2,673	479

Total noninterest income	5,244	1,761	12,753	5,177
Noninterest expense:
Salaries and employee benefits	9,775	3,526	26,740	12,930
Occupancy	2,442	1,048	6,441	3,293
Furniture and equipment	746	247	2,964	1,238
Data processing	1,386	510	3,707	1,740
Other professional services	914	201	2,862	1,322
Business development	282	161	1,044	665
Communications	962	305	2,197	931
Stationary and supplies	251	99	808	266
Insurance and assessments	364	157	1,153	826
Cost of OREO	435	(5)	514	47
Goodwill amortization	—	—	—	207
Core deposit intangible amortization	692	—	1,269	—
Other	1,945	1,109	4,739	2,450

Total noninterest expense	20,194	7,358	54,438	25,915

Income before income taxes	10,586	2,312	28,129	10,486
Income taxes	4,178	918	11,217	4,376

Net income	$6,408	$1,394	$16,912	$6,110

Per share information:
Number of shares (weighted average)
Basic	15,269.1	5,223.6	10,301.9	4,695.8
Diluted	15,773.3	5,479.4	10,691.7	4,958.2
Income per share
Basic	$0.42	$0.27	$1.64	$1.30
Diluted	$0.41	$0.25	$1.58	$1.23

RESULTS OF OPERATIONS

	3 Months Ended December 31,		12 Months Ended December 31,
	2002	2001	2002	2001
Net income per share information:
Number of shares (weighted average, in thousands)	15,269.1	5,223.6	10,301.9	4,695.8
Diluted shares (weighted average, in thousands)	15,773.3	5,479.4	10,691.7	4,958.2
Basic income per share	$0.42	$0.27	$1.64	$1.30
Diluted income per share	$0.41	$0.25	$1.58	$1.23
Operating income per share information:
Basic operating income per share	$0.45	$0.27	$1.71	$1.35
Diluted operating income per share	$0.43	$0.25	$1.65	$1.27
Profitability measures based on net income:
Return on average assets	1.16%	0.71%	1.14%	0.92%
Return on average equity	8.1%	15.1%	9.7%	16.3%
Efficiency ratio	65.6%	76.1%	65.9%	70.0%
Profitability measures based on operating income:
Return on average assets	1.24%	0.71%	1.19%	0.95%
Return on average equity	8.6%	15.1%	10.1%	16.9%
Efficiency ratio	63.4%	76.1%	64.4%	69.4%
Reconciliation of net income to operating income (in thousands):
Net income	$6,408	$1,394	$16,912	$6,110
Goodwill amortization	—	—	—	207
Core deposit intangible amortization, net of tax	401	—	736	—

Operating income	$6,809	$1,394	$17,648	$6,317

Operating revenues (in thousands):
Net interest income	$25,536	$7,909	$69,814	$31,863
Noninterest income	5,244	1,761	12,753	5,177

Operating revenues	$30,780	$9,670	$82,567	$37,040

Adjustments to expenses (in thousands):
Noninterest expense	$20,194	$7,358	$54,438	$25,915
Goodwill amortization	—	—	—	(207)
Core deposit intangible amortization	(692)	—	(1,269)	—

Operating expenses	$19,502	$7,358	$53,169	$25,708

UNAUDITED AVERAGE BALANCE SHEETS

	3 Months Ended December 31,		12 Months Ended December 31,
	2002	2001	2002	2001
	(In thousands)
Average Assets:
Loans, net of deferred fees and costs	$1,517,734	$493,519	$1,023,699	$395,337
Investment securities	267,741	134,019	200,280	107,277
Federal funds sold	82,454	84,833	61,439	95,260
Interest-bearing deposits in financial institutions	16,436	244	4,445	286

Average earning assets	1,884,365	712,615	1,289,863	598,160
Other assets	298,676	63,949	195,394	68,433

Average total assets	$2,183,041	$776,564	$1,485,257	$666,593

Average Liabilities and Shareholders' Equity:
Average Liabilities:
Noninterest-bearing deposits	$647,943	$261,971	$466,689	$239,395
Time deposits of $100,000 or more	235,869	58,920	136,628	58,398
Interest-bearing deposits	901,181	378,639	643,929	303,018

Average deposits	1,784,993	699,530	1,247,246	600,811
Other interest-bearing liabilities	45,645	24,371	38,458	17,297
Other liabilities	38,431	16,035	24,416	11,059

Average liabilities	1,869,069	739,936	1,310,120	629,167
Average equity	313,972	36,628	175,137	37,426

Average liabilities and shareholders' equity	$2,183,041	$776,564	$1,485,257	$666,593

Yield Analysis:
(Dollars in thousands)
Average earning assets	$1,884,365	$712,615	$1,289,863	$598,160
Yield	6.29%	5.93%	6.50%	7.21%
Average interest-bearing deposits	$1,137,050	$437,559	$780,557	$361,416
Cost	1.27%	2.12%	1.47%	2.73%
Average deposits	$1,784,993	$699,530	$1,247,246	$600,811
Cost	0.81%	1.33%	0.92%	1.64%
Average interest-bearing liabilities	$1,182,695	$461,930	$819,015	$378,713
Cost	1.45%	2.36%	1.72%	2.97%
Interest spread	4.84%	3.57%	4.78%	4.24%
Net interest margin	5.38%	4.40%	5.41%	5.33%
Average interest sensitive liabilities	$1,830,638	$723,901	$1,285,704	$618,108
Cost	0.94%	1.50%	1.10%	1.82%

CREDIT QUALITY MEASURES

	As of or for the Periods Ended
	12 Months 12/31/02	9 Months 9/30/02	6 Months 6/30/02	3 Months 3/31/02	Year * 12/31/01	9 Months 9/30/01
	(Dollars in thousands)
Nonaccrual loans and leases	$10,216	$10,254	$6,237	$6,205	$4,672	$6,103
Other real estate owned	3,117	4,751	2,797	2,747	3,075	309

Nonperforming assets	13,333	15,005	9,034	8,952	7,747	6,412

Loans past due 90 days or more and still accruing	$—	$—	$—	$112	$—	$—

Impaired loans, gross	10,216	10,254	6,237	6,205	4,672	6,103
Allocated allowance for loan losses	(3,027)	(2,250)	(910)	(783)	(1,256)	(1,861)

Net investment in impaired loans	7,189	8,004	5,327	5,422	3,416	4,242

Charged-off loans year-to-date	4,790	3,478	2,220	1,039	2,666	2,065
Recoveries year-to-date	(3,198)	(1,616)	(1,181)	(429)	(1,203)	(710)

Net charge-offs (recoveries) (normalized) *	$1,592	$1,862	$1,039	$610	$1,463	$1,355

Allowance for loan losses to loans, net of deferred fees and costs	1.71%	1.59%	1.49%	1.70%	2.23%	2.63%
Allowance for loan losses to nonaccrual loans and leases	237.8%	234.3%	210.1%	218.6%	239.9%	167.9%
Allowance for loan losses to nonperforming assets	182.2%	160.1%	145.4%	149.6%	144.7%	159.8%
Nonperforming assets to loans and OREO	0.93%	0.99%	1.02%	1.12%	1.53%	1.65%
Annualized net charge offs to average loans	0.10%	0.29%	0.28%	0.38%	0.37%	0.49%
Nonaccrual loans to loans, net of deferred fees and costs	0.72%	0.68%	0.71%	0.78%	0.93%	1.57%

*
Normalized net charge-offs (recoveries) excludes $4,905,000 of First Professional loans charged-off in a one-time charge associated with the First Professional acquisition in the first quarter of 2001.

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FIRST COMMUNITY BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER OF 2002
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS